LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

WHEREAS, the undersigned director and/or officer of American National Group Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints each of Garrett K. Williams, and Sean A. Monticello as the undersigned's true and lawful attorney and agent, with full power of substitution and resubstitution, in the name of and on behalf of the undersigned, to prepare, execute, acknowledge, deliver and file with the Securities and Exchange Commission ("SEC") any and all reports of stock ownership on Form 3, Form 4 and/or Form 5, and any amendments thereto, and all such related instruments which such attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules and regulations and requirements of the SEC in respect thereof, in connection with reports to be filed by certain beneficial owners of securities under Section 16 of the Exchange Act, hereby ratifying and confirming all that such agent and attorney has done, shall do or cause to be done by virtue hereof, and to perform any and all other acts which in the discretion of said attorney and agent are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of December, 2024.

Jonathan Bayer

City/County of New York
State of New York

The foregoing instrument was acknowledged before me this 13th day of December, 2024.

Signature of Notary Public

Notarial Seal:

Notary Registration No: 01KA0003961
My commission expires: March 27th, 2027

HANNA C. KASPER
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01KA0003961
Qualified in New York County
Commission Expires March 27, 2027